K&L Gates llp 1 Park Plaza Twelfth Floor Irvine, CA 92614 T 949.253.0900 F 949.253.0902 klgates.com

May 22 , 2018

Hancock Jaffe Laboratories, Inc.

70 Doppler

Irvine, California 92618

Ladies and Gentlemen:

We have acted as counsel to Hancock Jaffe Laboratories, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 (File No. 333-220372), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 7, 2017 and amended on November 6, 2017, December 5, 2017, December 14, 2017, January 26, 2018, April 16, 2018, and on the date hereof (as amended, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the registration of (i) 1,314,286 units (the “Units”), which includes 171,429 Units subject to the underwriters’ option to purchase additional Units to cover over-allotments, if any, each such Unit consisting of (a) one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and (b) a warrant (each, a “Warrant”) to purchase one share of Common Stock, to be issued under a warrant agreement, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and VStock Transfer, LLC, as warrant agent (the “Warrant Agent”) and the Company, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”); (ii) all shares of Common Stock issued as part of the Units (the “Shares”); (iii) all Warrants issued as part of the Units; (iv) all shares of Common Stock underlying the Warrants (the “Warrant Shares”); (v) warrants to be issued by the Company to the underwriters of the Company named in the Registration Statement to purchase 65,714 shares of Common Stock (the “Underwriters’ Warrants”) upon the closing of the public offering pursuant to which the Registration Statement relates; (vi) shares of Common Stock underlying the Underwriters’ Warrants (the “Underwriters’ Warrant Shares” and together with the Units, Shares, Warrants, Warrant Shares and Underwriters’ Warrant, the “Primary Securities”); and (vii) up to 2,875,509 shares of Common Stock, consisting of (a) at least 1,152,654 shares of Common Stock issuable upon conversion of certain outstanding convertible notes (the “Notes” and altogether, the “Note Shares”) held by certain selling stockholders listed in the second appearing prospectus included in the Registration Statement (all such selling stockholders, collectively, the “Selling Stockholders”), (b) at least 1,235,721 shares of Common Stock issuable upon exercise of outstanding warrants (the “Stockholder Warrants”) held by certain of the Selling Stockholders (the “Stockholder Warrant Shares”), and (c) 62,500 shares of our Common Stock held by a certain Selling Stockholder (together with the Note Shares and the Stockholder Warrant Shares, the “Stockholder Shares” and, the Stockholder Shares together with the Primary Securities, the “Securities”). The Primary Securities are to be sold by the Company pursuant to a definitive underwriting agreement approved by the Company’s Board of Directors, or a committee thereof, by and between the Company and Network 1 Financial Securities, Inc. (the “Underwriting Agreement”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

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You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter; (iii) the form of Underwriting Agreement; (iii) the Company’s current Amended and Restated Certificate of Incorporation (as amended, the “Charter”) and Bylaws, each of which has been filed with the Commission as an exhibit to the Registration Statement; (iv) the records of the corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Securities, and matters in connection therewith; (v) the Warrant Agreement, in the form filed with the Commission as an exhibit to the Registration Statement, including the form of the Warrant Certificate attached as an exhibit thereto; and (vi) the Company’s stock and warrant ledgers. We have reviewed such other matters and made such other inquiries as we have deemed necessary to render the opinions expressed herein. For the purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, the conformity to the original or final versions of the documents submitted to us as copies or drafts, including without limitation, the Charter and that all signatures on each such document are genuine.

In rendering our opinion below, we have also assumed that: (i) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of a Warrant Share, Underwriters’ Warrant Share, Note Share or Stockholder Warrant Share; (ii) each of the Warrants, the Underwriters’ Warrants, Warrant Agreement, and Underwriting Agreement, as executed, constitutes a valid and binding agreement of each of the parties thereto (other than the Company), enforceable against the parties thereto in accordance with its terms; (iii) the Board of Directors of the Company will adopt a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the Delaware General Corporation Law (the “DGCL”), prior to their issuance; (iv) the issuance of each Share, Warrant Share, Underwriters’ Warrant Share, Note Share and Stockholder Warrant Share will be duly noted in the Company’s stock ledger upon its issuance; (v) the Company will receive consideration for the Primary Securities offered and sold pursuant to the Underwriting Agreement (whether upon exercise of a Warrant or Underwriters’ Warrant or otherwise) at least equal to the par value of such share of Common Stock and in the amount required by the Underwriting Agreement; (vi) the resolutions of the Board of Directors of the Company relating to the Underwriting Agreement, the Warrant Agreement, the Registration Statement and the authorization for issuance and sale of the Primary Securities, and matters in connection therewith, have not been revoked, rescinded or amended as of the date hereof and are in full force and effect; (vii) the prospectus included in the Registration Statement that is declared effective by the Commission (the “Prospectus”) will not have been withdrawn, amended or revoked in any manner adverse to our opinion prior to payment for the Securities; and (viii) (a) the submission by the Company to the exclusive jurisdiction of the courts of State of New York or the United States District Court for the Southern District of New York contained in Section 8.3 of the Warrant Agreement has been freely agreed to by the Company, (b) such provision would not be determined to be unreasonable at the time of any legal action or proceeding, and (c) such provision would not place the Company at a substantial and unjust disadvantage or otherwise deny the Company of its day in court. We have not verified any of those assumptions.

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Our opinion set forth below in the first sentence of numbered paragraph 1, the first sentence of numbered paragraph 3, the first sentence of numbered paragraph 5 and numbered paragraphs 2, 4, 6, 7, 8 and 9 are limited to the DGCL. Our opinion set forth below in the second sentence of numbered paragraph 1, the second sentence of numbered paragraph 3 and the second sentence of numbered paragraph 5 are limited to the laws of the State of New York.

Based upon and subject to the foregoing, provided that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus required by applicable law have been delivered and filed as required by such laws, it is our opinion that:

1.       The Units have been duly authorized for issuance by the Company. The Units, when issued, delivered and paid for as described in the Prospectus and the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, to deliver the Common Stock and Warrants underlying the Units upon the terms and conditions of the Underwriting Agreement.

2.       The Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3.       The Warrants have been duly authorized for issuance by the Company. Provided that the Warrant Agreement has been duly executed and delivered by the Warrant Agent and the Company and that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

4.       The Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Warrants in accordance with the terms therein and the terms of the Warrant Agreement, will be validly issued, fully paid, and non-assessable.

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5.       The Underwriters’ Warrants have been duly authorized for issuance by the Company. Provided that the Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Underwriters’ Warrants, when issued and paid for as described in the Registration Statement and the Prospectus, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

6.       The Underwriters’ Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Underwriters’ Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.

7.       The Stockholder Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Stockholder Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.

8.       The Note Shares, have been duly authorized and, when and if paid for and issued upon the conversion of the Notes in accordance with the terms therein, will be duly authorized, validly issued, fully paid and non-assessable.

9.       The Stockholder Shares are validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(i)       The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(ii)       All Securities offered pursuant to the Registration Statement will be issued and sold (a) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus and (b) with respect to the Primary Securities, only upon payment of the consideration fixed therefor in accordance with the Underwriting Agreement, the Warrant Agreement and, if applicable, the Primary Securities themselves, and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto; and

(iii)       To the extent that the obligations of the Company under any Warrant Agreement, or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (a) each party to any such agreement other than the Company (including any applicable warrant agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (b) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (c) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (d) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

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We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP
K&L Gates LLP